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                                                                Exhibit 99(d)(2)

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                                    KTI, INC.

                           CASELLA WASTE SYSTEMS, INC.

                  8 3/4 Convertible Subordinated Notes Due 2004

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                             SUPPLEMENTAL INDENTURE

                          Dated as of December 14, 1999

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              SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION

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                                     Trustee

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         SUPPLEMENTAL INDENTURE dated as of December 14, 1999, between KTI,
INC., a New Jersey corporation (the "Company"), CASELLA WASTE SYSTEMS, INC., a Delaware corporation ("Casella"), and SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, as trustee (the "Trustee").

         WHEREAS, the Company and the Trustee entered into an Indenture dated as of July 31, 1998 (the "Indenture") for the equal and ratable benefit of the holders of the 8 3/4% Convertible Subordinated Notes due August 15, 2004, issued by the Company (the "Notes"); and

         WHEREAS, in accordance with an Agreement and Plan of Merger dated as of January 12, 1999, as amended (the "Merger Agreement"), the Company, Casella and Rutland Acquisition Sub, Inc. have agreed to the merger of Rutland Acquisition Sub, Inc. with and into the Company (the "Merger"), as a result of which, the Company shall become a wholly-owned subsidiary of Casella; and

         WHEREAS, the Company is permitted under the terms of Article 5 of the Indenture to enter into and consummate the Merger upon compliance with the conditions of said Article 5; and

         WHEREAS, in accordance with Section 11.6 of the Indenture, the Company is required to execute with the Trustee a Supplemental Indenture providing that the Notes shall be convertible into the kind and amount of securities, cash or other assets receivable upon the Merger by a holder of the number of Common Shares of the Company into which such Notes might have been converted immediately prior to such Merger;

         NOW, THEREFORE, the Company, Casella and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Notes:

         1. DEFINED TERMS. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture.

         2. AMENDMENT TO DEFINITION OF COMMON STOCK. The definition of "Common Stock" in Section 1.1 of the Indenture is hereby amended and restated in its entirety as follows:

         "Common Stock" means the Class A Common Stock, $.01 par value per share, of Casella Waste Systems, Inc. and any other capital stock of Casella into which such common stock may be converted or reclassified or that may be issued in respect of, or in exchange for, or in substitution for such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.



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         3. ADDITIONAL DEFINITION. The definition of "Casella" is hereby added to Section 1.1 of the Indenture as follows:

           "Casella" means Casella Waste Systems, Inc., a Delaware corporation.

         4. AMENDMENT TO ARTICLE 11. Article 11 of the Indenture is hereby amended and restated in its entirety as follows:

                                   ARTICLE 11

                               CONVERSION OF NOTES

SECTION 11.1.         RIGHT TO CONVERT.

         Subject to and upon compliance with the provisions of this Indenture, the Holder of any Note shall have the right, at the option of such Holder, at any time (except that, with respect to any Note or portion of a Note that shall be called for redemption or delivered for repurchase, such right shall terminate immediately prior to close of business on the date fixed for redemption of such Note or portion of such Note unless the Company shall default in payment due upon redemption thereof) to convert the principal amount of any such Note, or any portion thereof, into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the aggregate principal amount of the Notes or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided in Section
11.2 hereof. Immediately following such conversion, the rights of the Holders of converted Notes shall cease and the Persons entitled to receive the Common Stock upon the conversion of Notes shall be treated for all purposes as having become the owners of such Common Stock.

SECTION 11.2. EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS.

         In order to exercise the conversion privilege with respect to any Note in definitive form, a Holder must (a) surrender such Note to be converted, duly endorsed and in a form satisfactory to the Company, at an office or agency maintained by the Company pursuant to Section 4.2 hereof, accompanied by the funds, if any, required by the penultimate paragraph of this Section 11.2, (b) notify the Company at such office that he elects to convert such Note or a portion thereof, specifying the principal amount he wishes to convert, (c) state in writing the name or names (with address) in which he wishes the certificate or certificates for shares of Common Stock to be issued and (d) pay any transfer taxes, if required pursuant to Section 11.7 hereof. The date on which the Holder satisfies all those requirements is the "Conversion Date." Each such Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the name of the Holder of such Note as it appears on the Note register, be accompanied by

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instruments of transfer in form satisfactory to the Company duly executed by the
Holder or his duly authorized attorney.

         In order to exercise the conversion privilege with respect to any interest in a Global Note, the beneficial Holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program and follow the other procedures set forth in such program.

         As promptly as practicable after the Conversion Date, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), Casella shall issue and shall deliver to such Holder at the office or agency maintained by the Company for such purpose pursuant to Section 4.2 hereof, a certificate or certificates for the number of full shares issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article 11 and a payment in cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 11.3 hereof. In case any Note shall be surrendered for partial conversion, and subject to
Section 2.3 hereof, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

         Each conversion shall be deemed to have been effected as to any Note (or portion thereof) on the Conversion Date, and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on such date the Holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of Casella shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall have been surrendered.

         The Holder of record of a Note at the close of business on a record date with respect to the payment of interest on the Notes will be entitled to receive such interest with respect to such Notes on the corresponding interest payment date, notwithstanding the conversion of such Notes after such record date and prior to such interest payment date. Notes surrendered for conversion during the period from the close of business on any record date for the payment of interest to the opening of business of the corresponding interest payment date must be accompanied by a payment in cash in an amount equal to the interest payable on such interest payment date, unless such Notes have been called for redemption on a redemption date occurring during the period from the close of business on any record date for the payment of interest to the close of business on the business day immediately following the corresponding interest payment date. The interest payment with respect to any Note called for redemption on a date during the period from the close of business on any record date for the payment of interest to the close of business on the

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business day immediately following the corresponding interest payment date will be payable on such interest payment date to the record Holder of such Note on such record date, notwithstanding the conversion of such Note after such record date and prior to such interest payment date. Except as provided in this Section 11.2, no payment or adjustment will be made upon conversion of Notes for accrued and unpaid interest or for dividends with respect to the Common Stock issued upon such conversion of Notes as provided in this Article 11.

         Upon the conversion of any interest in a Global Note, the Trustee, or the Note Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.

SECTION 11.3.         CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES.

         Casella shall not issue a fractional share of Common Stock upon conversion of the Notes. Instead the Casella shall pay a cash adjustment for the current market value of the fractional share. The current market value of a fraction of a share shall be determined as follows: Multiply the current market price of a full share by the fraction. Round the result to the nearest cent. The current market price of a share of Common Stock is the Closing Price of the Common Stock on the last Trading Day prior to the Conversion Date.

SECTION 11.4.         CONVERSION PRICE.

         The "Conversion Price" shall be $23.04. Casella shall notify the Trustee of any adjustments in the Conversion Price as soon as practicable after determination.

SECTION 11.5.         ADJUSTMENT OF CONVERSION PRICE.

         The Conversion Price shall be adjusted from time to time by Casella as follows:

            (a) In case Casella shall pay or make a dividend or other distribution on any class of capital stock of Casella in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such dividends and distributions. For the purposes of this
Section 11.5(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Casella. Casella shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of Casella.



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            (b) In case Casella shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for, purchase or acquire shares of Common Stock at a price per share less than the current market price per share of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights, options or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription, purchase or acquisition would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription, purchase or acquisition, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such right, options or warrants. However, upon the expiration of any right, option or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 11.5(b), if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Price shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Price made pursuant to the provisions of Section 11.5 hereof after the issuance of such rights, options or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, options or warrants. No further adjustment shall be made upon exercise of any right, option or warrant if any adjustment shall have been made upon the issuance of such security. For the purposes of this Section 11.5(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Casella. Casella shall not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of Casella.

            (c) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be increased, to equal the product of the Conversion Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination, as the case may be. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.



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         (d) In case Casella shall, by dividend or otherwise, distribute to all holders of its Common Stock (i) evidences of its indebtedness or (ii) shares of any class of capital stock, cash or other assets (including securities, but excluding (1) any rights, options or warrants referred to in Section 11.5(b) hereof, (2) any dividend or distribution referred to in Section 11.5(a) hereof, and (3) cash dividends paid from Casella's retained earnings unless the sum of
(A) all such cash dividends and distributions made within the preceding 12 months in respect of which no adjustment has been made and (B) any cash and the fair market value of other consideration paid in respect of any repurchases of Common Stock by Casella or any of its subsidiaries within the preceding 12 months in respect of which no adjustment has been made, exceeds 20% of Casella's market capitalization (being the product of the then current market price per share of the Common Stock times the aggregate number of shares of Common Stock then outstanding) on the record date for such distribution), then in each case, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the current market price per share of the Common Stock on such date of determination (or, if earlier, on the date on which the Common Stock goes "ex-dividend" in respect of such distribution) less the then fair market value as determined by the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with any conversion agent) of the portion of the capital stock, cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to the Conversion Price has not previously been made pursuant to the terms of this Section 11.5) applicable to one share of Common Stock, and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately after the opening of business on the day following such date of determination of the holders entitled to such distribution. The following transactions shall be excluded from the foregoing clauses (A) and (B): (x) repurchases of Common Stock issued under Casella's stock incentive programs and (y) dividends or distributions payable-in-kind in additional shares of or warrants, rights, calls or options exercisable for or convertible into additional shares of capital stock of Casella.

         (e) The reclassification or change of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 11.6 shall apply) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of holders of Common Stock entitled to receive such distribution" within the meaning of Section 11.5(d) hereof), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of Section 11.5(c) hereof).


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         (f) Casella from time to time may reduce the Conversion Price if it considers such reductions to be advisable in order that any event treated for federal income tax purposes as a dividend of stock rights will not be taxable to the holders of Common Stock by any amount, but in no event may the Conversion Price be less than the par value of a share of Common Stock. Whenever the Conversion Price is reduced, the Company shall mail to Holders of record of Notes a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Sections 11.5(a), (b), (c), (d) and (e) hereof.

         (g) No adjustment in the Conversion Price need be made until all cumulative adjustments amount to at least 1% in the Conversion Price, as last adjusted; provided that any adjustments that by reason of this Section 11.5(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 11 shall be made by the Company and shall be made to the nearest cent.

         (h) For the purpose of any computation under Section 11.5, the current market price per share of Common Stock on any day shall be deemed to be the average of the Closing Prices of the Common Stock for the 20 consecutive Trading Days selected by the board of directors of Casella, commencing no more than 30 Trading Days before and ending no later than the day before the day in question; provided that, in the case of Section 11.5(d) hereof, if the period between the date of the public announcement of the dividend or distribution and the date for the determination of holders of Common Stock entitled to receive such dividend or distribution (or, if earlier, the date on which the Common Stock goes "ex-dividend" in respect of such dividend or distribution) shall be less than 20 Trading Days, the period shall be such lesser number of Trading Days but, in any event, not less than five Trading Days.

         (i) No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock. No adjustment in the Conversion Price need be made under Section 11.5(a), (b) or (d) hereof if the Company or Casella issues or distributes to each Holder of Notes the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in those paragraphs which each Holder would have been entitled to receive had Notes been converted into Common Stock prior to the happening of such event or the record date with respect thereto.

         (j) Whenever the Conversion Price is adjusted as herein provided, Casella shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the fact requiring such adjustment. Promptly after delivery of such certificate, Casella shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment became effective and shall




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mail such notice of such adjustment of the Conversion Price to each Holder of
Notes at his last address appearing on the Note register provided for in Section
2.5 hereof, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         (k) In any case in which this Section 11.5 shall require that an adjustment as a result of any event become effective from and after a record date, Casella may elect to defer until after the occurrence of such event (i) the issuance to the Holder of any Notes converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment and (ii) a cash payment for any remaining fractional shares of Common Stock as provided in
Section 11.3 hereof; provided, however, that if such event shall not have occurred and authorization of such event shall be rescinded by Casella, the Conversion Price shall be recomputed immediately upon such recission to the price that would have been in effect had such event not been authorized, provided that such recission is permitted by and effective under applicable laws.

SECTION 11.6.              EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR
                           SALE.

         In the case of any consolidation of Casella or the merger of Casella with or into any other entity or the sale or transfer of all or substantially all the assets of Casella pursuant to which Casella's Common Stock is converted into other securities, cash or assets, Casella or the successor or purchasing corporation, as the case may be, and the Company shall execute with the Trustee a supplemental indenture providing that the Notes shall be convertible into the kind and amount of securities, cash or other assets receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Notes might have been converted immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount receivable per share by a plurality of non-electing shares). Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 11.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Notes within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The above provisions of this Section 11.6 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.
SECTION 11.7.              TAXES ON SHARES ISSUED.

      If a Holder converts Notes, Casella shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the




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Holder shall pay any such tax that is due because the shares are issued in a name other than the Holder's name.

SECTION 11.8.              RESERVATION OF SHARES; SHARES TO BE FULLY PAID;
                           LISTING OF COMMON STOCK.

         Casella has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Notes in full. All shares of Common Stock that may be issued upon conversion of Notes shall be fully paid and nonassessable. Casella shall endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes and shall endeavor to list such shares on each national securities exchange on which the Common Stock is listed.

SECTION 11.9.              COMMON STOCK ISSUABLE UPON CONVERSION.

         For purposes of this Article 11, "Common Stock" includes any stock of any class of Casella which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Casella and which is not subject to redemption by Casella. However, subject to the provisions of Section 11.5(b) hereof, shares issuable on conversion of Notes shall include only shares of the class designated as Class A Common Stock of Casella or shares of any class or classes resulting from any reclassification thereof and which have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Casella and which are not subject to redemption by Casella, provided that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

SECTION 11.10.             RESPONSIBILITY OF TRUSTEE.

         The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any Holder of Notes to make a determination whether any facts exist that may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other conversion agent make no representations with respect thereto. Subject to the provisions of Section
7.1 hereof, neither the Trustee nor any conversion agent shall be responsible for any failure of Casella or the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of

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any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of Casella or the Company contained in this
Article 11. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine whether a supplemental indenture under Section 11.6 hereof is required to be entered into or the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 11.6 relating either to the amount of shares receivable by Holders upon the conversion of their Notes after any event referred to in Section 11.6 hereof or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.1 hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 11.11.             NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS.

         In case (a) Casella makes any distribution or dividend that would require an adjustment in the Conversion Price pursuant to Section 11.5 hereof,
(b) Casella takes any action that would require a supplemental indenture pursuant to Section 11.6 hereof or (c) of the voluntary or involuntary dissolution, liquidation or winding-up of Casella, Casella shall cause to be filed with the Trustee and to be mailed to each Holder of Notes as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record date is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or (ii) the date on which such reclassification, change, consolidation, merger, sale, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective or occur and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, transfer, dissolution, liquidation or winding-up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings referenced in clauses (a) through (c) of this
Section 11.11.

         5. AMENDMENT TO SECTION 4.7. Section 4.7 of the Indenture is amended by adding as the last sentence thereof the following:

                  "Except in connection with a consolidation, merger or sale of assets with respect to which Casella has complied, to the extent required thereby, with Section 11.6, Casella shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence."

         6. AMENDMENT TO SECTION 6.1(D). Section 6.1(d) of the Indenture is hereby amended and restated in its entirety as follows:

                  "(d) the Company or Casella fails to observe or perform any other




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

                  covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding of such failure;"

         7. AMENDMENT TO SECTION 6.1(E). Section 6.1(e) of the Indenture is hereby amended and restated in its entirety as follows:

                  "(e) the Company or Casella pursuant to or within the meaning of Bankruptcy Law:

                   (i)   commences a voluntary case,

                   (ii) consents to the entry of an order for relief against it in an involuntary case,

                   (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or

                   (iv) makes a general assignment for the benefit of its creditors."

         8. AMENDMENT TO SECTION 6.1(F). Section 6.1(f) of the Indenture is hereby amended and restated in its entirety as follows:

                "(f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                   (i) is for relief against the Company or Casella in an involuntary case;

                   (ii) appoints a custodian of the Company or Casella for all or substantially all of the property of the Company or Casella, as the case may be; or

                   (iii) orders the liquidation of the Company or Casella; and
                         the order or decree remains unstayed and in effect for 60 consecutive days."

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



         9. AMENDMENT TO SECTION 12.2. Section 12.2 of the Indenture is hereby amended by adding to the end of the first paragraph thereof the following:

                  If to Casella:

                  Casella Waste Systems, Inc.
                  25 Greens Hill Lane
                  Rutland, Vermont
                  Telecopier: (802) 775-6198
                  Attention: Chief Financial Officer

                  With a copy to:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, MA 02109
                  Telecopier: (617) 526-6730
                  Attention: Jeffrey Stein, Esq.

         10. DELIVERY OF DOCUMENTS. Together with this Supplemental Indenture, the Company has delivered the following:

                  a. OFFICERS' CERTIFICATE. An Officers' Certificate in the form attached as EXHIBIT A .

                  b. OPINION OF COUNSEL. An Opinion of Counsel in the form attached as EXHIBIT B.

         11. EFFECT OF SUPPLEMENTAL INDENTURE. Except as provided in Sections 2 through 9 hereof, all of the terms, conditions and provisions of the Indenture shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be executed as of the day and year first above written.

                                    KTI, INC.

Attest:

_______________________(Seal)       By:_________________________________
                                    Name:
                                    Its:

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


                                                     CASELLA WASTE SYSTEMS, INC.

Attest:

_______________________(Seal)         By:________________________________
                                      Name:
                                      Its:

                                      SUNTRUST BANK, CENTRAL FLORIDA,
                                      NATIONAL ASSOCIATION, as Trustee

Attest:

_______________________(Seal)         By:__________________________________
                                      Name:
                                      Its:



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